SOMERSET HILLS BANCORP

FORM OF RESTRICTED STOCK GRANT

GRANT
Grantee:
Address:

Total Shares Subject to Grant:
Date of Grant:

TERMS

1.      Grant of Restricted Stock.  Somerset Hills Bancorp, a New Jersey corporation (the “Company”), hereby grants (the “Grant”) to the grantee named above (“Grantee”) a total of _________ shares of common stock, no par value (“Common Stock”), of the Company (the “Shares”), subject to all of the terms and conditions of this Agreement and the Company’s 2007 Equity Incentive Plan, as amended to the date hereof (the “Plan”).  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

2.           Vesting of Grant.

a.           Vesting Schedule.  The Grant will be subject to forfeiture as provided herein in the event the Grantee ceases employment with the Company for any reason prior to the date such portion of the Grant vests.  The Grant shall vest in accordance with the following vesting schedule:

i.	_______ shares, or any part thereof, will first vest, and risk of forfeiture of such shares will terminate on _______________;

ii.	_______ shares, or any part thereof, will first vest, and risk of forfeiture of such shares will terminate on _______________;

iii.	_______ shares, or any part thereof, will first vest, and risk of forfeiture of such shares will terminate on _______________;

iv.	_______ shares, or any part thereof, will first vest, and risk of forfeiture of such shares will terminate on _______________;and

v.	_______ shares, or any part thereof, will first vest, and risk of forfeiture of such shares will terminate on _______________.

Prior to the date of vesting of Shares, Grantee shall be entitled to vote the Shares and to receive cash and stock dividends declared on the Shares, provided, however that any stock dividends declared on unvested Shares shall be subject to forfeiture in the same manner as the Shares with regard to which the stock dividend was issued. As of the date of vesting of any Shares, Grantee shall be deemed to own such shares, and be entitled to all benefits of ownership of the Shares, including the right to transfer such shares, subject to the terms of this Agreement and the Plan.

3.           Changes in Vesting Schedule.  Notwithstanding the above, if the Company is subject to Change in Control (as defined in the Plan), the Shares will no longer be subject to forfeiture pursuant to Section 2(a) herein and shall be deemed fully vested.

4.           Withholding Taxes.  The Company shall have the right, in its sole discretion, to either (i) require Grantee to remit to the Company or (ii) withhold from any salary, wages or other compensation payable by the Company or any affiliated entities to Grantee, an amount sufficient to satisfy Federal, state, and local withholding tax requirements. Whenever payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy Federal, state and local withholding tax requirements and authorized deductions.

5.           Nontransferability of Unvested Shares.  Until the vesting of Shares pursuant to Section 2 herein or any other provision hereof, such Shares shall not be transferable by Grantee and the Company shall refuse to recognize any such purported transfer.  The terms of this Grant and the Plan shall be binding upon the executors, administrators, successors and assigns of Grantee.

6.           No Right to Continued Employment.  No grant of Common Stock hereunder shall confer upon Grantee any right with respect to continuance of Grantee’s employment or affiliation with the Company or any affiliated entity nor shall it interfere in any way with the right of the Company or any such affiliated entity to terminate Grantee’s employment or affiliation at any time.

7.           Issuance of Certificates.  The Company may cause the Shares to be issued in either book entry form or certificated form at its sole discretion.  Unvested Shares that are issued in book entry form will be maintained in an account at the Company’s transfer agent, and only released to Grantee upon the termination of the vesting period.  Any stock certificates issued in respect of the Grant shall be registered in the name of Grantee and, unless otherwise determined by the Board, deposited by Grantee, together with a stock power endorsed in blank, with the Company (or its designee).  At the expiration of the vesting period regarding such certificated Shares, the Company (or such designee) shall deliver the certificates representing such bested Shares to Grantee or if Grantee has died, to the beneficiary designated, in a manner determined by the Board, by Grantee to receive amounts due or exercise rights of Grantee in the event of Grantee’s death (the “Designated Beneficiary”).  In the absence of an effective designation by Grantee, Designated Beneficiary shall mean Grantee’s estate.

8.           Entire Agreement.   The Plan attached hereto as Exhibit A is incorporated herein by this reference.  The Grant and the Plan constitute the entire agreement of the parties hereto and supersede all prior undertakings and agreements with respect to the subject matter hereof.

SOMERSET HILLS BANCORP
By:
Name:
Title:

ACCEPTANCE

Grantee hereby acknowledges receipt of a copy of the Plan, represents that Grantee has read and understands the terms and provisions thereof, and accepts the Grant subject to all the terms and conditions of the Plan and this agreement.  Grantee acknowledges that there may be adverse tax consequences upon disposition of the Shares and that Grantee should consult a tax adviser prior to such disposition.
GRANTEE

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